UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2015

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2015, Emmis Communications Corporation (the “Company”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Corre Opportunities Fund, LP, Zazove Associates LLC, DJD Group LLLP, First Derivative Traders LP and Kevan A. Fight (collectively, the “Preferred Group”) to settle any and all remaining issues with respect to the lawsuit captioned in the United States District Court for the Southern District of Indiana as Corre Opportunities Fund, LP, et al v. Emmis Communications Corporation, Cause No. 1:12-cv-00491-SEB-TAB, and in the United States Court of Appeals for the Seventh Circuit as Corre Opportunities Fund, LP, et al v. Emmis Communications Corporation, Cause No. 14-1647 (the “Lawsuit”). Under the terms of the Settlement Agreement, (i) the Company is withdrawing its bill of costs with respect to certain reimbursable expenses in the Lawsuit; (ii) the Company agrees to submit to a vote of its shareholders, and the Preferred Group and Jeffrey H. Smulyan agree to vote in favor of, an amendment to Exhibit A to the Company’s Second Amended and Restated Articles of Incorporation (the “Terms”) to amend the terms of the Company’s Series A Non-Cumulative Convertible Preferred Stock (the “Preferred Stock”) to (A) change the voluntary conversion ratio to permit holders of Preferred Stock to convert their shares of Preferred Stock into Class A Common Stock at a ratio of 2.80 shares of the Company’s Class A Common Stock for each share of Preferred Stock, and (B) provide that all shares of Preferred Stock shall automatically convert into shares of Class A Common Stock at a ratio of 2.80 shares of Class A Common Stock for each share of Preferred Stock on the fifth business day after the delisting of the Preferred Stock by Nasdaq; and (iii) both the Company and the Preferred Group will release each other from claims related to the Lawsuit. Under the current Terms, the Preferred Stock is voluntarily convertible into shares of Class A Common Stock at a ratio of 2.44 shares of Class A Common Stock for each class of Preferred Stock, and there is no provision of mandatory conversion. As disclosed in the Company’s Current Report on Form 8-K filed on August 24, 2015, the Preferred Stock is currently subject to a Deficiency Notice from Nasdaq stating that the Company has until February 17, 2016 to cure its failure to meet Nasdaq’s Continued Listing Standards with respect to the Preferred Stock. The Company does not anticipate that such failure will be timely cured and the Preferred Stock will subsequently be delisted by Nasdaq.

The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, which is filed herewith as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Document Description
10.1
Settlement and Release Agreement, dated December 4, 2015, between Emmis Communications Corporation, on the one hand, and Corre Opportunities Fund, LP, Zazove Associates LLC, DJD Group LLLP, First Derivative Traders LP and Kevan A. Fight, on the other hand.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: December 4, 2015
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary